EXHIBIT 11.0


                       COMPUTATIONS OF EARNINGS PER SHARE


                               Three Months Ended

                                December 31, 2001

--------------------------------------------------------------------------------

                                                   Less
                              Total Shares     Unallocated      Shares Used For
                              Outstanding      ESOP Shares      EPS Calculation
                              -----------      -----------      ---------------
         September 30,2001     1,162,320          38,341           1,123,979
         October 31, 2001      1,162,320          38,341           1,123,979
         November 30, 2001     1,162,320          38,341           1,123,979
         December 31, 2001     1,162,320          38,341           1,123,979

             Weighted average number of shares outstanding for
             the quarter ended December 31, 2001, for earnings
             per share calculation                                 1,123,979
                                                                   ---------

             Stock options outstanding at December 31, 2001:         151,776
                                                                     -------

             Exercise price of stock options:                $9.39 per share
                                                             ---------------

             Average stock price for three-month period:
             ended December 31, 2001                                 $8.82
                                                                     -----


                                                         Three Months Ended
                                                         ------------------
                                                            December 31,
                                                            ------------
Basic Earnings Per Share                             2001               2000
------------------------                             ----               ----

Income available to common stockholders         $   653,166        $    49,052
                                                ===========        ===========

Weighted average number of common shares
    outstanding for basic EPS calculation         1,123,979          1,110,416
                                                ===========        ===========

         Basic Earnings Per Share               $       .58        $       .04
                                                ===========        ===========

Diluted Earnings Per Share
--------------------------

Income available to common stockholders         $   653,166        $    49,052
                                                ===========        ===========

Weighted average number of common shares
    outstanding for basic EPS calculation         1,123,979          1,110,416

Weighted average common shares issued
    under stock option plans                          4,500              4,500

Less weighted average shares assumed
    repurchased with proceeds                        (4,337)            (4,419)
                                                -----------        -----------
Weighted average number of common shares
    outstanding for diluted EPS calculation       1,124,142          1,110,497
                                                ===========        ===========

         Diluted Earnings Per Share             $       .58        $       .04
                                                ===========        ===========

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                                   SIGNATURES

Pursuant to the requirement of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    East Texas Financial Services, Inc.


Date: February 14, 2002
                                    -----------------------------------------
                                    Vice Chairman, President and CEO
                                    (Principal Executive Officer)


Date: February 14, 2002
                                    -----------------------------------------
                                    Vice President/COO/CFO
                                    (Principal Financial and Accounting Officer)